Exhibit 21.1

LIST OF SUBSIDIARIES OF INERGY, L.P. AS OF DECEMBER 1, 2006

Name	Jurisdiction
Inergy Propane, LLC	Delaware
L & L Transportation, LLC	Delaware
Inergy Transportation, LLC	Delaware
Inergy Sales & Service, Inc.	Delaware
Inergy Canada Company	Nova Scotia
Stellar Propane Service, LLC	Delaware
Inergy Finance Corp.	Delaware
Inergy Midstream, LLC	Delaware
Inergy Storage, Inc.	Delaware
Inergy Stagecoach II, LLC	Delaware
Central New York Oil And Gas, L.L.C.	New York
Inergy Gas Marketing, LLC	Delaware

Certain subsidiaries of Inergy, L.P. do business under the following names:

Arrow Gas

Atlas Gas

Bastrop Propane

Bayless Gas

Best Butane Co.

Blue Flame Gas

Bradley Propane

Burnet Propane

Burnwell Propane

Centex Butane Co.

Choctaw Propane

Coleman Propane

Coleman’s Gas

Country Gas

Deck’s Propane

DiFeo Oil & Propane

Direct Propane

Dobbins Propane

Dorsey Propane Gas Company

Dowdle Gas

East Side Hoosier Propane

Farmer LP Gas Co.

Frankston Reliance Gas Co.

Gas Tec

Gaylord Gas

Gilbet Gas Co.

Gilmer Butane Gas & Electric

Graeber Brothers

Great Lakes Propane

H & S Gas

H. John Davis

Hall Propane Co.

Hancock Gas Company

Hancock Gas Service

Hancock Propane Company

Harper/Shelby L.P. Gas

Highland Propane Company

Hoosier Propane

Independent Gas Co.

Independent Propane Co.

Inergy Services

Ira Wyman Fuels

Kissimmee/St. Cloud Gas

Knowles LP Gas

Lagasco Propane

Live Oak Gas Co.

Maingas

Maingas Service & Appliance

Marshall Propane

McBride Oil & Propane

McCracken Propane

Merle Oil

Mid-Hudson Valley Propane

Midtex LP Gas

Modern Gas

Moulton Gas Service

Mt. Vernon Bottled Gas

Nelson Propane

Northwest Energy

Northwest Propane

Ohio Gas

Ottawa Gas

Pearl Gas

Pennys Propane Co.

Petersen Propane Company

Petoskey Propane

Plum Creek Propane

Premier Propane

Progas

ProGas Propane

Pro-Gas Sales and Service Company

Propane Gas Service Co.

Propane Sales

Pulver Gas

Quality Propane

Reliance Gas Co.

Robbins Propane

Rosado Propane

Rural Natural Gas

Saam Propane

Sarpol Gas

Schrader Fire Equipment

Shade Propane

Shelby LP Gas

Silgas

Southeast Propane

Spe-D-Gas Company

Steffen Oil

Steinheiser Propane

Sullivan County Gas Service

Sullivan County Propane

Tarkington Propane Inc.

Taylor Propane Gas Co.

Tri-State Fire Extinguisher

Tru-Gas

United Propane

Willis Propane